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                                   EXHIBIT 21

                    CAPITAL PROPERTIES, INC. AND SUBSIDIARIES

                           Subsidiaries of the Company
                              (As of March 1, 2005)

SUBSIDIARY                             STATE OF INCORPORATION OR FORMATION
------------------------               -----------------------------------
Capital Terminal Company               Rhode Island

Dunellen, LLC                          Delaware

Tri-State Displays, Inc.               Rhode Island